Exhibit 10.38

FORM OF
CAESARS ENTERTAINMENT OPERATING COMPANY, INC.
2014 PERFORMANCE INCENTIVE PLAN STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (the “Agreement”) is made by and between Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Corporation”), and [________] (“Participant”) on the Date of Grant set forth on the final page of this Agreement. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Corporation has adopted the Caesars Entertainment Operating Company, Inc. 2014 Performance Incentive Plan (the “Plan”), pursuant to which Stock Awards may be granted; and

WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its stockholders to grant the Stock Awards provided for herein to Participant subject to the terms set forth herein.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Stock Awards.

(a)
Grant. The Corporation hereby grants to Participant, on the Date of Grant, the number of Stock Awards set forth on the final page of this Agreement (the “Awarded Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each Awarded Share represents one share of Common Stock of the Corporation (each, a “Share”). The Awarded Shares are subject to the restrictions described herein.

(b)
Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c)
Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Awarded Shares and acknowledge that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Corporation. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant

2.	Vesting. The Awarded Shares are fully vested and nonforfeitable as of the Date of Grant.

3.	Rights as a Stockholder. At all times, Participant shall have, with respect to the Awarded Shares, all the rights of a stockholder of the Corporation.

4.
Certificates; Book-Entry Registration. Any Awarded Shares shall be evidenced by certificates or book-entry registration, in the discretion of the Administrator and subject to applicable laws and the charter and by-laws of the Company. The Awarded Shares may also be legended to provide that they are subject to the terms of the Plan and this Stock Award Agreement.

5.	Adjustments; Acceleration.

(a)
Adjustments. Upon (or, as may be necessary to effect the adjustment, immediately prior to) any transaction set forth in Section 7.1 of the Plan, in addition to all of its rights and obligations under such Section, the Administrator shall equitably and proportionately adjust the number of Awarded Shares held by Participant under this Agreement.

6.	Compliance with Legal Requirements.

(a)
Generally. The granting and settlement of the Awarded Shares, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Shares are then listed or traded, and/or any blue sky or state securities laws applicable to the Shares. Participant agrees to take all steps the Administrator or the Corporation determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)
Tax Withholding; Gross-Up Payment. All distributions under the Plan shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Corporation shall have the power and the right to require Participant to remit to the Corporation or any of its Subsidiaries, affiliates or joint ventures or deduct or withhold from all amounts payable to Participant in connection with the Awarded Shares or otherwise, an amount sufficient to satisfy any applicable taxes required by law. Further, the Corporation may permit or require Participant to satisfy, in whole or in part, the tax obligations by withholding Shares that would otherwise be received upon settlement of the Awarded Shares. The Corporation agrees to pay to Participant an additional payment or payments (the “Gross-Up Payment”) in an amount such that, after payment by Participant of all federal, national, state, provincial and local income and employment taxes imposed under U.S. law (including any interest or penalties imposed with respect to such taxes), Participant retains an amount equal to the income taxes imposed upon the grant of the Awarded Shares and the Gross-Up Payment. The Corporation and Participant agree and acknowledge that the Gross-Up Payments are not intended to represent additional compensation to Participant. Any Gross-Up Payment will not be considered as additional base salary or taken into account as salary for purposes of the annual bonus plan or any other plan of the Corporation or its Subsidiaries except as the terms of such plan may expressly provide otherwise.

7.
Clawback. If at any time during the three years following the Date of Grant and during which the Shares are not listed on a nationally recognized securities exchange, Participant terminates Participant’s own employment without Good Reason, then the Administrator may require Participant or any other person to whom the Awarded Shares or other property have been transferred as permitted under this Agreement, to deliver to the Corporation on demand all of the Awarded Shares.

8.	Miscellaneous.

(a)
Transferability. The Awarded Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order if approved or ratified by the Administrator or as otherwise permitted under Section 5.7.2 or 5.7.3 of the Plan.

(b)
Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)
Section 409A. The Awarded Shares are not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Corporation or any of its Subsidiaries, affiliates, joint ventures or contravening the provisions of Section 409A of the Code. This Section 7(c) does not create an obligation on the part of the Corporation to modify the Plan or this

Agreement and does not guarantee that the Awarded Shares will not be subject to interest and penalties under Section 409A.

(d)
Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Corporation’s records, or if to the Corporation, to the Corporation’s principal business office.

(e)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)
No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee or consultant of the Corporation or its Subsidiaries, affiliates or joint ventures. or shall interfere with or restrict in any way the right of the Corporation or its Subsidiaries, affiliates or joint ventures which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g)
No Rights to Award. The grant to Participant of the Awarded Shares pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards under the Plan, subject to any express contractual rights (set forth in a document other than the Plan and this Agreement) to the contrary.

(h)
Fractional Shares. The Administrator shall determine whether fractional shares shall be delivered under this Agreement, whether cash, awards, or other securities or property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

(i)
Beneficiary. Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(j)
Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k)
Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(l)
Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 8.6.4 of the Plan.

(m)
Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n)
Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as set forth below.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name:
Title:

Date:

Agreed to and Accepted by:

Participant

Date:

Number of Awarded Shares:

Date of Grant: May 30, 2014

Vesting Schedule: The Awarded Shares are 100% vested as of the Date of Grant